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                                                                    Exhibit 10.6

                   NONDISCLOSURE AND NONCOMPETITION AGREEMENT

         THIS NONDISCLOSURE AND NONCOMPETITION AGREEMENT ("AGREEMENT") is made effective as of June 1, 2003, by and between Financial Pacific Company, a Washington corporation (together with its affiliates, the "COMPANY") and Dale A. Winter (the "EXECUTIVE"). The parties to this Agreement are referred to herein collectively as the "PARTIES" and each individually as a "PARTY."

         In consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, and in recognition of the Executive's past and continuing service to the Company and its subsidiaries as the Company's President and Chief Executive Officer, the receipt and sufficiency of which consideration is hereby acknowledged, the Parties agree as follows:

1.       NONDISCLOSURE OF CONFIDENTIAL INFORMATION

         The Executive acknowledges that the trade secrets and other proprietary information and data concerning the business or affairs of the Company and its subsidiaries to which he has access while employed by the Company ("CONFIDENTIAL INFORMATION") are the property of the Company and such subsidiaries. The Executive agrees that he shall use the Confidential Information for the sole purpose of performing his duties and responsibilities as the Company's President and Chief Executive Officer and, except in performing such duties, shall not disclose to any person or use for his own account any Confidential Information without the prior written consent of the Company's Board of Directors, unless and to the extent that the Executive can demonstrate that the Confidential Information had become generally known to and available for use by the public, prior to the Executive's disclosure, other than as a result of the Executive's acts or failures to act. The Executive shall deliver to the Company, upon its request made at any time, all memoranda, notes, plans, records, reports, computer tapes and software tapes and software and other documents and data (and copies thereof) relating to the Confidential Information or the business of the Company and/or its subsidiaries and which he possesses or has under his control.

2.       NONCOMPETITION; NONSOLICITATION

         a. The Executive acknowledges that in the course of his employment with the Company he has become familiar with the Company's Confidential Information and that his services are of special, unique and extraordinary value to the Company. The Executive agrees that from the date of this Agreement until the Noncompete Termination Date (as defined below) (the "NONCOMPETE PERIOD"), he shall not, directly or indirectly, own, manage, control, participate in, consult with, render

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services for, or in any manner engage in any business competing with the actual business of the Company in the markets in which the Company actually does business, including but not limited to commercial lending and leasing, anywhere in the United States. Nothing contained in this Agreement shall prohibit the Executive from being a passive owner of the outstanding stock of any class of securities, so long as the Executive has no active direct or indirect participation in the business of the issuer.

         b. During the Noncompete Period, the Executive shall not knowingly directly or indirectly (i) induce or attempt to induce any employee of the Company to leave the employ of the Company, (ii) hire any person who was an employee of the Company at any time during the 12 month period preceding the termination of the Executive's employment, or (iii) to induce any customer, broker, supplier, licensee, consultant or other business relation of the Company to cease doing business with the Company, (including, without limitation, by making any negative statements about the Company).

         c. If, at the time of enforcement of this Section 2, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope and/or area determined by the court to be reasonable under such circumstances shall be substituted for the stated duration, scope or area.

         d. In the event of a breach or a threatened breach by the Executive of any of the provisions of this Section 2 or Section 1 above, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

         e. The "NONCOMPETE TERMINATION DATE" shall be one year after the effective date of the Executive's termination of employment for any reason whatsoever, whether voluntary or involuntary (the "TERMINATION DATE").

3.       COMPENSATION

         a. In consideration of the Executive's covenants set forth in this Agreement, and subject to the exceptions set forth in Section 3(b), the Company shall pay the Executive the following (collectively, the "NONCOMPETE PAYMENT"): (i) an amount equal to the Executive's annual base salary, which base salary shall in no event be less than the annual base salary paid to the Executive on the date of this Agreement, for the 12 months preceding the Termination Date; plus (ii) 50% of the greater of: (a) the annual bonus paid by the Company to the Executive in the

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Company's fiscal year ending December 31, 2003; or (b) the average annual bonus paid by the Company to the Executive in the three fiscal years most recently ended prior to the Termination Date. The Company shall withhold applicable taxes on the Noncompete Payment, which shall be payable in 12 equal monthly installments, in arrears, beginning on the last day of the month following the Termination Date.

         b. If (i) the Executive dies, (ii) the Executive's employment with the Company is terminated as the result of a Liquidating Event within the meaning of Section 10, and the assignee employs the Executive as a senior executive officer with aggregate compensation that is substantially equal to or greater than the compensation being paid by the Company to the Executive immediately prior to the Liquidating Event and assumes the Company's rights and obligations hereunder, (iii) the Company terminates the Executive's employment for Cause, or (iv) if the Company liquidates without distributing assets to its shareholders or files for protection under applicable bankrutcy or insolvency laws, the Company shall have no obligation to pay the Noncompete Payment to the Executive (or his heirs and representatives). Upon the occurrence of an event described in clause (iv) of the preceding sentence, the Executive shall be released from his obligations under Section 2 of this Agreement. For the purposes of this Agreement, "CAUSE" shall mean (A) the Executive's conviction for or plea of nolo contendere to a felony or a crime involving moral turpitude or the Executive's conviction for or plea of nolo contendere to any other act or omission involving dishonesty or fraud with respect to the Company, (B) following the Executive's receipt of written notice of such failure, substantial and repeated failure by the Executive to perform duties appropriate to the Executive's role as the President and Chief Executive Officer of the Company as reasonably assigned by the Company's Board of Directors, (C) gross negligence or willful misconduct by the Executive with respect to the Company, or (D) a breach by the Executive of this Agreement which, if susceptible of cure, has not been cured within ten business days after notice of the breach has been delivered to the Executive (any such notice shall specify the specific nature of the breach and, if such breach is curable, the manner in which the Company requires such breach to be cured).

4.       REPRESENTATIONS AND COVENANTS

         4.1 BY EXECUTIVE. The Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by the Executive does not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which that Executive is a party or by which he is bound, (ii) the Executive is not a party to or bound by any employment or noncompetition agreement with any other person or entity, and (iii) upon the execution and delivery of this Agreement by both Parties, this

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Agreement shall be the valid and binding obligation of the Executive, enforceable in accordance with its terms, except as such enforceability may be limited by applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and applicable equitable principles (whether considered in a proceeding at law or in equity). The Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

         4.2 BY COMPANY. The Company hereby represents and warrants to the Executive that: (i) the person signing this Agreement on behalf of the Company has full power, authority, and Company consent to sign this Agreement on behalf of the Company; and (ii) subject to Section 10, this Agreement shall be binding on the Company and any successors and/or assigns.

5.       NOTICES

         Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, two business days after deposit with a reputable overnight courier service or seven days after mailing in the United States Post Office certified mail, postage prepaid, return receipt requested, addressed to the other Party hereto at his or its address number shown below:

              If to the Company:         Financial Pacific Company
                                         3455 South 344th Way
                                         Suite 300
                                         Federal Way, WA  98001

              If to the Executive:       Dale A. Winter
                                         15458 SE 67th Street
                                         Bellevue, WA  98006

or such other address or to the attention of such other person as the recipient Party shall have specified by prior written notice to the sending Party.

6.       SEVERABILITY

         Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any

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applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

7.       COMPLETE AGREEMENT

         This Agreement embodies the complete agreement and understanding between the Parties with respect to its subject matter and supersedes and preempts any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter thereof in any way.

8.       NO STRICT CONSTRUCTION

         The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party.

9.       COUNTERPARTS

         This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both of which taken together shall constitute one and the same document.

10.      SUCCESSORS AND ASSIGNS

         This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns; provided, however, that neither Party may assign or delegate any of its rights, duties or obligations under this Agreement without the prior written consent of the other Party; and provided, further, that the Company may, without the Executive's consent, assign the Agreement in connection with (i) the transfer or sale of all or substantially all of the assets of the Company, or (ii) a merger, consolidation or other capital transaction involving the Company (either, a "LIQUIDATING EVENT"), provided that, in either such case, the Executive becomes a senior executive officer of the assignee with aggregate compensation that is substantially equal to or greater than the compensation being paid to the Executive by the Company immediately prior to the Liquidating Event. Notwithstanding such assignment, the Company shall remain liable as co-obligor for all payment obligations hereunder.

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11.      GOVERNING LAW

         All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Washington or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Washington.

12.      AMENDMENT AND WAIVER

         The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and the Executive, and no course of conduct or failure or delay in enforcing any provision of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

13.      ATTORNEY FEES

         If it shall be necessary for a Party to employ an attorney to enforce its rights pursuant to this Agreement because of the default of the other Party, the defaulting Party shall reimburse the non-defaulting Party for its reasonable attorneys' fees and court costs, including costs and attorneys' fees for arbitration, litigation, and any appeal therefrom.

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         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

                                            FINANCIAL PACIFIC COMPANY

                                            By: /s/ James K. Hunt
                                               ---------------------------------
                                            Its Authorized Officer

                                            /s/ Dale A. Winter
                                            ------------------------------------
                                            DALE A. WINTER

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